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Filed by Sun Microsystems, Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: SeeBeyond Technology Corporation

Commission File No.: 000-30207

The following presentation was posted on Sun Microsystems, Inc.’s web site on June 28, 2005:

Sun to Acquire SeeBeyond

Bringing Industry-Leading Integration Technologies to Java Enterprise System

Investor Relations

http://www.sun.com/investors

This presentation contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the expected impact of the acquisition on Sun’s results of operations, Sun’s ability to achieve the expected synergies as a result of the acquisition, the strengthening of Sun’s position in the enterprise application platform and SOA markets as a result of the acquisition, the expected growth of these markets, the anticipated product and services that Sun expects to offer its customers as a result of the acquisition, and the expected timing for closing the acquisition in early Fall 2005. Such statements are just predictions and involve risks and uncertainties such that actual results and performance may differ materially. Factors that might cause such a difference include the failure to (1) receive regulatory approval and approval from SeeBeyond’s stockholders for the acquisition, (2) successfully integrate SeeBeyond, its products and its employees into Sun and achieve expected synergies, (3) accurately forecast the acquisition-related restructuring costs and the specific allocation of the purchase price to in process research and development, goodwill, other intangibles, acquisition-related inventory and other asset adjustments, as well as the impact of equity based compensation expense associated with FAS 123R, (4) compete successfully in the highly competitive and rapidly changing marketplace for enterprise application platform and SOA products and services, and (5) retain SeeBeyond’s key employees. These and other risks are detailed from time to time in Sun’s periodic reports that are filed with the Securities and Exchange Commission, including Sun’s annual report on Form 10-K for the fiscal year ended June 30, 2004 and its quarterly reports on Form 10-Q for the fiscal quarters ended September 26, 2004, December 26, 2004 and March 27, 2005.

2

Speakers

Jeff Boldt – Director, Investor Relations

Scott McNealy – Chairman of the Board & CEO

Jim Demetriades – Founder & CEO, SeeBeyond

Steve McGowan – CFO & Executive VP, Corporate Resources

Joining for Q&A:

Jonathan Schwartz – President & COO

John Loiacono – Executive Vice President, Software Group

3

Scott McNealy

Chairman of the Board and CEO,

Sun Microsystems

Sun’s Announcement

SUN MICROSYSTEMS TO STRENGTHEN ITS POSITION IN THE BUSINESS INTEGRATION MARKET WITH AGREEMENT TO ACQUIRE SEEBEYOND FOR $387 MILLION IN CASH

Transaction Would Join Sun’s JavaTM Enterprise System and SolarisTM Operating System with SeeBeyond Offerings

Combination to Create Ideal Partner for Customers and Systems Integrators Focused on Service Oriented Architecture (SOA)

SANTA CLARA, CALIF. —June 28, 2005 – Sun Microsystems, Inc. (NASDAQ: SUNW) and SeeBeyond (NASDAQ: SBYN) today announce that they have entered into a definitive agreement for Sun to acquire SeeBeyond. vvvvvvvvvvvvvvvvvvvvvvvvvvvvvvvvvvvvv

5

Two Solutions Leaders Combine

SeeBeyond ICAN* Suite

Sun Java Enterprise System

Industry-leading integration

Visionary leader in service oriented architecture (SOA) and composite applications technology

Experienced sales and service

Leadership platforms

Leading web services support

Innovative business model

A Complete Enterprise Application Platform

Top visionary in open Service-Oriented Architecture software today

The leading composite application development tools

The leading business process and activity features

The most powerful integration environment in the Industry

*Integrated Composite Application Network

6

SeeBeyond Highlights

Overview

Revenue Profile ($ in M's)

Services & Maintenance
Licenses
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
151
84
67
138
86
52
164
94
70
CY02
CY03
CY04

Headcount Mix

Total Headcount: 829 (as of 3/31/05)

Support, 62
Ops, Admin, Finance, 91
Prof Svcs, 140
S&M, 184
Product dev, 352

Awards & Recognition

7

SeeBeyond Highlights

Revenue Profile ($ in M’s)

Overview

Founded in 1989, IPO in 2000 [NASDAQ: SBYN]

Provider of business integration software and services

Leading technology position

Pre-existing relationship: Sun has had a Joint Go-To-Market Agreement in place with SeeBeyond since October 2004

Services & Maintenance

164

$180

Licenses

$160

151

138

$140

$120

84

94

86

$100

$80

$60

$40

70

67

$20

52

$0

CY03

CY02

Headcount Mix

CY04

Total Headcount: 829 (as of 3/31/05)

Awards & Recognition

Gartner integration Leader quadrant, May 2005

Business Integration Journal “Product of the Year 2004” and “Best EAI Solution”

Butler Group “Outperform” rating 2004

Gartner Enterprise Vision 2004 “Best Enterprise Solution”

Support, 62

Ops, Admin,

Finance, 91

Product dev,

352

Prof Svcs,

140

S&M, 184

7

Strategic Rationale

Positions Sun as a leader in the $5 billion Enterprise Application Platform space

Takes Sun’s value proposition into the sweet spot of enterprise middleware – high value integration INCLUDING business process management and transaction co-ordination features

Vaults Sun into a prominent position in SOA (Service Oriented Architecture)

Realizes synergies in technology/architecture as both firms use Java,

Web Services, JavaTM Platform, Enterprise Edition (Java EE), Java

Message Service (JMS), and Netbeans

Enables Sun’s customers to build solutions for regulatory compliance, RFID, supply chain integration, etc.

Enhances Sun’s current software sales strategy

Common vertical focus

Strong systems integration orientation

8

Integration software is an important market

Integration Server Software Forecast ($ in M's)

$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
'03-'08 CAGR 8.8%
1,763
1,902
2,083
2,305
2,513
2,684
2003
2004E
2005E
2006E
2007E
2008E

Source: IDC, April 2004

9

Integration software is an important market

Business integration servers are used to share data and enable workflow across enterprises and supply chains

Business integration is a key CIO spending priority because it provides a consistent view of distributed enterprise data and it enables cost savings via business process automation

Customers today prefer to buy a suite of application platform products from a single vendor rather than multiple point products from different vendors

Single point of vendor accountability

Suites are better integrated and are easier to use

$3,000

$2,500

$2,000

$1,500

2,513

2,684

2,305

$1,000

1,902

2,083

1,763

$500

$0

2007E

2006E

2005E

2004E

2003

2008E

’03-’08 CAGR 8.8%

9

Why Does This Matter?

The next “Internet Wave” will be the integration of legacy applications into new, composite applications

SeeBeyond brings next-generation technology and services to build and deliver these new applications faster, at a lower cost, with no proprietary lock-in

Sun is poised to be early and forceful in monetizing this market opportunity

Realization of Sun’s strategy to grow through targeted acquisitions as well as organically

In response to customers’ demand for a total solution from Sun, SeeBeyond completes the Java Enterprise System

10

SeeBeyond Will Complete Java Enterprise System

Sun Java Communication Suite

Sun Java Identity Management Suite

Sun Java Application Platform Suite

Sun Java Availability Suite

Sun Java Web Infrastructure Suite

Sun Java Integration Suite

11

SeeBeyond Expands Sun's Web Services Practice

Proposed StorageTek (STK) Acquisition

GLOBAL SALES ORGANIZATION
Client Solutions Practices

Proposed SeeBeyond (SBYN) Acquisition

Data Center Practice	Storage and Data Management Practice	Desktop and Mobility Practice	Identity Management Practice	Enterprise Web Services Practice	Manageability Services Practice

Java

Addressing Top Enterprise Requirements

Solution Delivery Based on Java Enterprise System

Pragmatic Service Offerings for Integration and SOA

12

SeeBeyond Expands Sun’s Web Services Practice

Proposed

SeeBeyond (SBYN)

Acquisition

Proposed

StorageTek (STK)

Acquisition

GLOBAL SALES ORGANIZATION

Client Solutions Practices

Manageability

Services

Practice

Desktop and

Mobility

Practice

Data

Center

Practice

Enterprise

Web Services

Practice

Identity

Management

Practice

Storage and

Data

Management

Practice

Solution Delivery Based

on Java Enterprise System

Addressing Top

Enterprise Requirements

Pragmatic Service Offerings

for Integration and SOA

12

Jim Demetriades

Founder & CEO, SeeBeyond

Consistent Vision: "To manage the flow of information across all systems, applications and enterprises on a global basis."

Jim Demetriades, 1989

SeeBeyond Brings 15 Years of Innovation

14

SeeBeyond Brings 15 Years of Innovation

1st Commercial Integration Broker

Only J2EE-certified Integration Suite

Only Integration Suite To Run Natively on J2EE Application Servers

Only Fully-Integrated SOA & Composite Application Development Platform

Consistent Gartner Visionary Leader

14

Steve McGowan

CFO & EVP, Corporate Resources

Summary of Transaction

Consideration of $4.25 per share in cash or $387 million

Structure: Purchase business combination

Close: Expected to close by early fall 2005

Closing Conditions: Subject to regulatory approval, SeeBeyond stockholder approval and other customary closing conditions

16

Financials – Trailing 12 Months ended March 2005

	SeeBeyond
Revenues	$167M
Gross Margin	73.5%
R&D	$39M
SG&A	$80M
Net Income	$4M
Cash Flow from Operations	$2M
Headcount	829

17

Financials — Trailing 12 Months ended March 2005

SeeBeyond

M

$167

Revenues

%

73.5

Gross Margin

39M

$

R&D

$80M

SG&A

M

4

$

Net Income

M

2

$

Cash Flow from Operations

829

Headcount

17

Scott McNealy

Chairman of the Board and CEO,

Sun Microsystems

Sun Has All The Critical Elements To Lead

Solution Practices	Enterprise Web Services practice expertise
Java Enabled Clients	  
Data Management	Full scope of information management offerings
Java Enterprise System	Proven solutions at high scale for Identity, Portals, Webservices and Communications
Operating Environment	Widely acclaimed next gen OS available on multiple platforms
Processors	Chip multithreading leadership

19

Sun Has All The Critical Elements To Lead

Solution

Practices

Enterprise Web Services practice expertise

Java Enabled Clients

Full scope of information management offerings

Data Management

Java Enterprise

System

Proven solutions at high scale for Identity, Portals, Webservices and Communications

Widely acclaimed next gen OS available on multiple platforms

Operating

Environment

Chip multithreading

leadership

Processors

19

Sun Has All The Critical Elements To Lead

Solution Practices	Enterprise Web Services practice expertise
Java Enabled Clients	   hp, DELL, SAMSUNG, Gateway, Apple, TOSHIBA
Data Management	Full scope of information management offerings
SeeBeyond →	Java — Proven solutions at high scale for Identity, Portals, Webservices and Communications
Operating Environment	solaris — Widely acclaimed next gen OS available on multiple platforms
Processors	UltraSPARC Driven — Chip multithreading leadership; AMD Opteron

20

Sun Has All The Critical Elements To Lead

Solution

Practices

Enterprise Web Services practice expertise

Java Enabled Clients

Full scope of information management offerings

Data Management

SeeBeyond

Proven solutions at high scale for Identity, Portals, Webservices and Communications

Widely acclaimed next gen OS available on multiple platforms

Operating

Environment

Chip multithreading

leadership

Processors

20

Summary

The acquisition of SeeBeyond strategically positions Sun with the industry’s most complete platform for the development, deployment and management of enterprise applications.

21

Question and Answer Session

Appendix

Additional Information and Where to Find It:

SeeBeyond has agreed to file a proxy statement in connection with the proposed acquisition. The proxy statement will be mailed to the stockholders of SeeBeyond. SeeBeyond’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and SeeBeyond. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SeeBeyond by going to SeeBeyond’s Investor Relations page on its corporate website at www.seebeyond.com. In addition, SeeBeyond and its officers and directors may be deemed to be participants in the solicitation of proxies from SeeBeyond’s stockholders with respect to the acquisition. A description of any interests that SeeBeyond’s officers and directors have in the acquisition will be available in the proxy statement. In addition, Sun may be deemed to be participating in the solicitation of proxies from SeeBeyond’s stockholders in favor of the approval of the acquisition. Information concerning Sun’s directors and executive officers is set forth in Sun’s proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on September 22, 2004, and annual report on Form 10-K filed with the SEC on September 13, 2004. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Sun’s Investor Relations page on its corporate website at www.sun.com.

24

Sun to Acquire SeeBeyond Bringing Industry-Leading Integration Technologies to Java Enterprise System

Investor Relations

http://www.sun.com/investors

Filed by Sun Microsystems, Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: SeeBeyond Technology Corporation

Commission File No.: 000-30207

The following is a transcript of a conference call hosted by Sun Microsystems, Inc. on June 28, 2005:

SUN MICROSYSTEMS

Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

SUN MICROSYSTEMS

Moderator: Jeff Boldt

June 28, 2005

7:15 am CT

Operator:	Good morning. My name is (Judy) and I will be your conference facilitator. At this time I would like to welcome everyone to the Sun Microsystems conference call.

All lines have been placed on mute to prevent any background noise. After the speakers’ remarks there will be a question and answer period. If you would like to ask a question during this time, simply press star then the number 1 on your telephone keypad. If you would like to withdraw your question, press star then the number 2 on your telephone keypad.

Thank you, ladies and gentlemen. I would now like to turn the call over to Mr. Jeff Boldt, Director of Investor Relations for Sun Microsystems.

Jeff Boldt:	Good morning, everyone. Thank you for joining us. With me today is Scott McNealy, Sun’s Chairman and Chief Executive Officer, Jim Demetriades, SeeBeyond’s founder and Chief Executive Officer, and Steve McGowan, Sun’s Chief Financial officer and executive vice president, corporate resources.

SUN MICROSYSTEMS

Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

Jonathan Schwartz, Sun’s President and Chief Operating Officer, and John Loiacono, Sun’s Executive Vice President, software group, will join us for the Q&A session.

The purpose of today’s call is to discuss this morning’s announcement that Sun and SeeBeyond have entered into a definitive agreement under which Sun will acquire SeeBeyond. We have posted slides you can view on the Web, which accompany our prepared remarks. These slides may be viewed at Sun.com/investors.

The prepared remarks of our call today last about 20 minutes, with the remaining 25 minutes devoted to the Q&A session.

During the course of this conference call, we will make projections or other forward looking statements. These forward looking statements include the expected impact of the acquisition on Sun’s future results of operations, product offerings and market opportunities.

Such statements are just predictions, and involve risks and uncertainties such that actual results may differ materially. I’ll refer you to Sun’s periodic reports that are filed from time to time with the Securities and Exchange Commission. These reports include the annual report on Form 10K for the fiscal year ended June 30, 2004, and Form 10Qs for the quarters ended September 26, 2004, December 26, 2004, and March 27, 2005.

These documents contain and identify important factors that could cause the actual results to differ materially from those contained in our projections.

With that, I’ll turn it over to Scott.

SUN MICROSYSTEMS

Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

Scott McNealy:	Thanks, Jeff, and good morning everyone. It’s starting to become a habit here, getting you all up early. It certainly gets us up early out here on the west coast. But this one’s very exciting also.

We did the StorageTek announcement which bolstered our go to market presence in technology in the data management side of the business. We got a real interesting growth and leadership story here to talk about today. Little different flavor, little smaller, but very strategic.

We just signed a definitive agreement to acquire SeeBeyond for $387 million in cash. So this is a real opportunity here.

We just celebrated the ten year anniversary of Java yesterday with a big birthday cake on stage at JavaOne. And the first ten years was all about creating the community. And we’ve got about a 2.5 billion device, 4.5 million developer Java platform out there today. And this is all about how Sun and its shareholders will be able to monetize that market opportunity in a big time way.

This is a natural extension of a relationship formed in October 2004. And actually goes before that, but we really formalized a go to market and engineering relationship in October of 2004. We have lots of great customers. The U.K. National Health Service, better known as the NHS, Blue Cross Blue Shield of Massachusetts, and Route One are some of the customers that we are going to market together with.

NHS for example has a massive integration project. 600,000 health care providers, 10,000 health care applications, 40,000 provider sites, which should generate up to six billion transactions a year by 2010.

SUN MICROSYSTEMS

Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

The reason I highlight that is Sun has always been about solving very large complex network computing problems. Problems that scale well beyond where our competition tends to focus. And I think that’s a great example of the kind of scalability that you can see here with the SeeBeyond technology.

The alignment here around vision, product roadmap and corporate cultures I think is very clear. There’s 15 years of leadership here from SeeBeyond in integration software and a visionary impact on - Gartner I think has had them for six years in their upper right hand corner - what’s that called? - leaders’ quadrant. So - sorry, Gartner. So, pretty impressive ability to lead there for a long period of time.

It’s a fiscally solid and well-run company. Trailing 12-month revenues to March of 2005 of about $167 million, about 2000 enterprise customers world wide, and a world class sales organization with the kind of skill sets that everybody wants to have today, wrapped around SOA, service oriented architectures, and business integration.

It’s an obvious choice for us. And business integration, which is a $5 billion market and a top IT spending priority, was a place we needed to play and is an important strategic investment.

Anybody who’s done an analysis says Sun’s got great SOA architecture. We had a very timely set of announcements at JavaOne yesterday. The Java community process has completed a Java specification request for the Java business integration specification and that was announced yesterday on stage at JavaOne - which is an opportunity to really standardize the integration framework in a big time way across different suppliers and different applications and different customers.

SUN MICROSYSTEMS

Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

And we also announced that we’re open sourcing the ESB, the enterprise services bus. And that again is providing a wonderful framework on which to drop this SeeBeyond implementation of business integration.

We now jump right to the front of the business integration market, with Solaris 10, with the Java enterprise systems stack, and all of the identity management and directory and interoperability with Microsoft, all of the SOA architecture and enterprise systems bus capabilities built around the JBI. And now SeeBeyond right on top of this.

It also plays very nicely with the Sun service registry announcement that we made, to allow people to truly address Web services access and SOA development and deployment. We have a complete SOA story with this combination.

So - let’s see what else do I want to say about this thing. SeeBeyond has been a development partner with us. They develop on Solaris. They use NetBeans for their development environment. And with our agreement in October of 2004 are tightly integrating with the Java enterprise system environment. In fact in August there are plans to ship ICAN 5.1 which will be able to deploy applications right on the Sun applications server, which we just open sourced yesterday at JavaOne.

It’s just the tip of the iceberg. There’s all kinds of projects to be worked here. But this really means end to end development tools, a full suite of leadership run time environments. Enterprise connectivity legacy systems. An extremely powerful environment for building network applications. Without re - architecture. You don’t need to convert it all to full Java. And you don’t have to port them to Solaris 10 and Solaris X64. We’d appreciate it if you would, but you don’t need to do it with this system.

SUN MICROSYSTEMS

Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

So this is not just traditional integration here. This allows you to preserve your investment in your legacy systems. You wrap them and present them as re-usable services and then build composite applications out of these distributed Web services.

You know, we used to have to have two different environments. One for traditional build your applications and another one for integration. Now we’ve combined those two different skills and tool sets into a common converged environment.

We looked around, we looked around hard. And we didn’t see anything out there that had the kind of capabilities that ICAN 5 has. And we’re very excited about it.

Jim’s built a great team. A very compatible focus on innovation and technology. I believe the cultures are a natural fit. They’re a good left coaster out here in California. And I think all in all we have really built an opportunity to go after this $5 billion enterprise application platform space.

So one other I think big winner here will be all of our joint integration partners, who are going to be very excited about taking this product to market. Leading with Accenture, who has a true expertise and very excited about this. CSC, PWC, Deloitte, UDS, Cap - all of the major systems integrators are very excited about this. And would certainly much rather lead with Java enterprise systems, Solaris and SeeBeyond than, say, Web sphere.

So I think this gives them another opportunity here to get more highly aligned with both companies.

SUN MICROSYSTEMS

Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

This will complete our java enterprise system with the addition of a sixth suite, the Java integration suite. And certainly will be one of the most leaderful components of this environment.

Anyhow it’s a huge market, a huge opportunity to talk to customers. Building these composite applications and integrating this stuff is huge. But you know what, I’m a golf major. And I’d like to turn this over to the founder and CEO of SeeBeyond, Jim Demetriades, who is the guru here and can really talk about his views today on the market and today’s announcement. So Jim, thank you.

Jim Demetriades:	Thank you very much, Scott.

First I’d like to say how excited I am that we are joining forces with Sun. This is absolutely the next logical step in addressing aggressively a huge market opportunity in the enterprise application development space.

SeeBeyond, as many people know, for the last 15 years has been creating a vision and reality around the introduction of its ICAN technology suite. And there’s nothing like it in the world today. It is the only completely organically developed integration offering available on the market that is unique in its ability to run natively on J2EE.

It’s unique in the fact that it combines Sun’s JES and SeeBeyond’s ICAN technology suites in such a way that it will bring to market the most comprehensive and productive application development platform suite available in the world today. Gartner has us as the visionary leader in the world of integration. The market has repeatedly endorsed this vision, recognizing us as the leader.

SUN MICROSYSTEMS

Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

But with today’s announcement, what we’re basically doing is fast forwarding that vision with a complimentary technology and a massive sales channel that will be provided by Sun. And as a result we will accelerate this value proposition to our customers, partners, employees and shareholders.

Let me close by saying, this is a brilliant move by Sun. The combination is unstoppable. As the leader in an integration technology, SeeBeyond looks forward to - with Sun - introducing a whole new paradigm on how software applications can be developed, how these applications and their services can be shared, and how these applications can be integrated throughout the world.

With that I’ll now turn the call over to Steve.

Steve McGowan:	Great. Thank you, Jim, and welcome.

Let me give you a brief summary of the transaction, and then discuss a few of the key financial metrics.

Under the terms of the transaction, SeeBeyond stockholders will receive $ 4.25 per share in cash, with the overall deal valued at approximately $387 million. This represents a 29.6% premium over yesterday’s closing price.

The transaction will be accounted for as a purchase acquisition, and we expect the transaction to close in early fall.

Closing is subject to customary closing conditions, including regulatory approval and SeeBeyond’s stockholder approval.

We anticipate this acquisition to be slightly dilutive on a non-GAAP basis for the first 12 months following closing. And we anticipate it will be accretive on

SUN MICROSYSTEMS

Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

a non-GAAP basis after the first 12 months following closing, primarily due to the revenue synergies.

We’re discussing non-GAAP information due to the inability at this time to estimate the acquisition-related restructuring costs and the specific allocation of the purchase price to IPR&D, goodwill, other intangibles and other asset adjustments, as well as the impact of equity-based compensation expense associated with FAS 123R.

On one of the posted slides accompanying this conference call, we show certain key financial metrics for SeeBeyond for the last four quarters ended March 2005. And looking at the trailing 12 months, the acquisition of SeeBeyond would have contributed positively to our revenue and gross margin and would have been neutral to our cash flow from operations.

Lastly, I’ll mention that based on SeeBeyond’s cash and investment balance of approximately $74 million at March 31, 2005, the net cash outlay for this acquisition is expected to be approximately $313 million.

With that, let me turn it back to Scott.

Scott McNealy:	So I’d like to just reiterate. This combination brings a heck of a lot to the party. Customers are going to be quite excited. The best of breed approach of having to go mix and match systems and operating systems and middleware and integration partners is one they’re getting kind of tired of. And being able to put this all together under one shop, one service level agreement, if you will, is going to be quite attractive to them.

It’s our commitment to capitalize on our key franchises. It’s an opportunity over the next ten years to monetize the market that has been created for Java

SUN MICROSYSTEMS

Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

web services and we think JDS, SeeBeyond, Solaris 10 and the new chip multithreading microprocessors, our thin clients, are all interesting opportunities.

And on top of StorageTek, Tarantella, and the Procom NAS assets we are assembling all of the pieces in a very integrated and supportable way to go monetize the position that we’ve built here in the first 23, 24 years of Sun’s existence.

So with that, I’ll turn it back over to Jeff for Q&A.

Jeff Boldt:	Thanks Scott, Jim, and Steve.

Now let’s take your questions. Jonathan Schwartz and John Loiacono would be joining us for the Q&A session.

Operator, will you please start the question and answer session?

Operator:	Ladies and gentlemen, we will now begin the question and answer portion of today’s call. If you have a question, please press star 1 on your telephone keypad. You will be announced prior to asking your question. If you would like to withdraw your question, press star then the number 2.

Please wait a moment for the first question.

Your first question comes from the line of Mark Salmon with Carolls and Company.

Mark Salmon:	Hi guys. With impending StorageTek deal and this deal and potentially some others as well as the reorg in Sun Feds, could you help me understand a bit

SUN MICROSYSTEMS

Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

better what Sun may look like a few quarters from now? I’ve got a feeling that it’s going to be a fairly differently shaped company. What’s this whole ball of wax going to look like in a couple of quarters?

Scott McNealy:	Jonathan maybe you want to take a crack at that?

Jonathan Schwartz:	You bet. So I think what’s very obvious to us and is – was very evident yesterday at Java one is that, you know, software is certainly the leading edge of large-scale revenue opportunities going forward.

So in order for Sun to fully participate in that marketplace, we’ve got to have a very strong, kind of front-end engagement with customers, which right now, is dominantly centered around two issues. One of them is the integration of business systems because there aren’t a whole lot of folks right now writing new applications and secondly security and identity.

But as soon as they get those issues resolved, they both yield a very significant wave of infrastructure deployment, which is, you know, you’ve probably seen in the marketplace, dominantly focused around large scale grids as well as large-scale storage grids and storage deployment.

So going forward, we want to ensure that we’re as articulate as we can be about the vision of the future of Java. And you know, standing on stage yesterday with customers who are now monetizing Java on the handset, you know, clearly we see the next wave around Blueray and consumer devices coming on board.

But we also want to make sure that we’re well aligned organizationally, not only to engage in that dialog but yield revenue back to the stockholders based on leading edge technologies and products.

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Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

So I think, you know, next couple three years you’re going to continue to see acquisitions that strengthen our position around vision as well as technology engagement on the front end as well as position as well to manage very largescale infrastructure problems that customers face whether it’s the government or financial services or telecommunications. And with an appropriate breadth of infrastructure product on the deployment side.

Scott McNealy:	Does that answer your question, Mark or did we miss?

Mark Salmon:	No. I can probably read a few things into that. But it is going to be a different company, I think, right?

It’s not going to look the same when I go out a few quarters from now. There’ll be some different people. There’ll be some different organizations. Different customer facing approaches.

Scott McNealy:	Yes. And it’s not the hot chips company that, you know, the old engineering workstation world is all about although our dual core Opteron product is hot. The Ultra Sparc 4 plus and Ultra Sparc 3 I plus are really hot. The new APL chip. We got hot chips. And the chip multithreading stuff is going to be very exciting. So we can still do that but that’s not going to be the lead warhead, if you will.

Mark Salmon:	Thanks.

Jeff Boldt:	Next question please.

Operator:	Your next question is from Gary Abbot with Merriman Gerhan Ford.

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Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

Gary Abbott:	Hi. Congratulations to everyone. One question to the Sun guys. I was under the impression that you guys were working with multiple of the integration vendors and particularly somewhat on a vertical market approach. So you mentioned the NHS deal with SeeBeyond. I was under the impression you might be working with the Tibco and financial services. And just sort of thinking, you know, what is going to be your approach to the other integration companies going forward?

Jonathan Schwartz:	This is Jonathan. We will certainly continue to partner with a diversity of industry participants. And especially those with vertical market expertise. But I think what’s become evident in the marketplace is that customers want a platform approach. They don’t want to have a particular solution that only works for their vertical. They want to have a good robust, general purpose infrastructure, which they can then purpose or connect to whatever application they desire.

So we’re going to certainly continue working with IBM, with Websphere, with BEA, with their Aqualogic platform, with Tibco and the innovation they drive. Along with Web Methods and others just as we today work with many of those vendors and their application servers running on, you know, Solaris 10.

So you know, if you look to yesterday’s announcement with IBM we announced a landmark, you know, partnership with them around the interoperability of their products and the support for their products on Solaris 10. We announced interoperability with Microsoft a year ago. We’re absolutely, you know, as committed today to continue driving that interoperability and partnering with industry leaders. And we’re going to continue.

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Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

All that said, driving a platform that allows customers the – what we believe will be the most economic and price performing general purpose solutions.

Gary Abbott:	Great. Thank you.

Jeff Boldt:	Next question please.

Operator:	Your next question comes from David Dow with Piper Jaffray.

David Dow:	Hey guys. Congratulations on the deal.

I don’t know if somebody asked – I joined in a little late. But what’s – is there a break up fee with the deal?

Man:	Yeah. There’s a sort of a normal and customary break up fee between 3 and 4%. We’ll be disclosing more in the proxy filings.

David Dow:	Okay. And then will SeeBeyond remain a kind of separate product within Sun or do you see it just being integrated into the stack?

And then also, maybe you could touch on open source. Do you ever see you open sourcing any integration technologies at some point in the future as well?

John Loiacono:	This is John Loiacono. And the entire product portfolio will be integrated into our Java enterprise systems. So the intent for us is to actually integrate them directly and although they will be held together. So in fact, they will become a sixth suite. We currently have five suites in that portfolio today. This will become a sixth suite.

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Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

And as far as open source goes, as we have committed to before we said we would look at our entire portfolio and evaluate what timeframes we’ll go open source. We definitely are turning that direction. As you know, we announced yesterday that the application server would be open source. We already announced that the operating system, Solaris 10, is open source. So we’ll continue to evaluate that but we have nothing to announce just yet.

David Dow:	And then on the ESB front, do you expect to release or create or further expand the service bus on CBN more like kind of what BEA has on Aqualogic or Tibco’s?

Jeff Boldt:	Yes.

David Dow:	Okay. Great. Thank you.

Jeff Boldt:	Next question please.

Operator:	Your next question comes from (Tony Stackanotti) with (Standford Bernstein).

Tony Stackanotti:	Yes. Couple questions please.

I think one of the issues and perhaps you will contend with this but around Sun software group historically has been that it’s been relatively small and lacked scale, particularly vis-a-vis a lot of the middleware players including IBM, Microsoft, BEA, etcetera. You know, even by your own admission, you know, if the market really is $5 billion for enterprise application, SeeBeyond plus what Sun has today is probably 4% of that market.

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Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

How do you envision Sun ultimately being successful as a, you know, probably number five or number six sized player in a market such as software, which is where success is often ruled by scale?

And you know, I know you had said you looked at other players, you know, Tibco is substantially larger and would have provided a larger starting footprint. Was that something that was actively considered?

Scott McNealy:	Jim, why don’t you start there?

Jim Demetriades:	Yeah. This is Jim Demetriades. I think that, you k know, what you see is companies like Tibco have really just pieced together solutions through a series of acquisitions and don’t have complete stories. In fact, they’ve got three business process engines alone.

So these are band-aid companies. And bottom line is that I think that from a strategic perspective, we have 60 sales reps at SeeBeyond. When you combine that with the hundreds that Sun will have focused on this, the business opportunity is absolutely tremendous. The reach and depth, the breadth and the completeness of offering is the most powerful I have seen against everybody including the IBMs in the marketplace. So I’m very excited about the strategic implications of this.

As you know, SeeBeyond has the world’s largest companies in about 45 industries that use its software as the standard for integration. General Motors, Pfizer, the National Health Service, The United States Medicare, Medicaid type programs. All of these use SeeBeyond.

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Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

So I’m excited about the implications of combining with Sun and the reach that Sun will provide for our technology. And it far exceeds the band-aid approach of our competitors.

Jonathan Schwartz:	And Tony this is Jonathan.

You know, a couple things. It may be a $5 billion market today. I think we probably project that being a $2 billion market going forward. We just plan on taking half of it. And I think we continue to see customers wanting platform approach and I think they’re increasingly looking to a decreasing number of platforms as potential solutions.

So if you look at the transition, for example, to X64, which is, you know, clearly evident in the marketplace, there’s really three operating platforms out there, operating systems out there. There’s, you know, Microsoft Windows, which clearly on a unit basis has a big leap. You know, Sun’s been focused on the high scale enterprise. We’re certainly moving that focus now down.

Secondly, there’s Sun Solaris, which obviously IBM endorsed yesterday with complete and comprehensive support of its product platform. And then there’s Red Hat, which is really the consolidator of the Linux movement.

So in that, you know, vein, I think we continue to see customers narrowing down the choices that they’re making and increasingly moving to general purpose platforms. We plan on being a provider of those platforms and saving our customers a ton of money along the way.

Tony Stackanotti:	Okay. Thank you.

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Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

If I may just one separate follow up. Maybe Steve or Scott for you. You had often talked about your cash horde and stability that it provided both for customers and to a certain degree in the investment community. You’re certainly signaling and have made two acquisitions and signaling, you know, more open mindedness towards doing acquisitions.

What do you think is kind of the cash level that you’re comfortable with on a go forward basis? And if you did see other deals, is there a limit to which you would pursue deals because you feel we need X billion dollars on the balance sheet?

Scott McNealy:	Again, I’m not sure we can put an exact number on that and you know, it depends on the opportunity. It depends on the market conditions at the time. The StorageTek deal is net $3 billion down but Sun as a company is in its sixteenth straight year of cash flow positive from operations. And we certainly are focused on generating cash on the Sun side.

StorageTek is a cash flow – I mean free cash flow positive opportunity also. And we think that this particular suite will also be a cash generator going forward for us also. So you know you put that together and, you know, it depends on the timing. And growth and our ability to continue to improve the cash conversion cycle, which we’re quite focused on.

So I can’t give you a specific number but we are certainly still quite flush in cash right now and we still have, we think, significant capacity to do other interesting strategic acquisitions going forward.

Now I want to just pile on to – you called us small. So I thought I would respond and, you know, the revenue number is one thing but the unit volumes and where the developers are going is another one. And if you look at since

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Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

February, March, 1.7 million downloads and registrations of Solaris 10. That is a stunning number. With about three fourths of that showing up on non-Sun and Intel A and B kinds of platforms.

The Java apps server is the default. I don’t know how many downloads of that we’ve had. And we just open sourced that. And that’s going to drive huge platform volumes. We open sourced the enterprise systems service bus yesterday, which will drive huge volumes around that. Netbeans is winning awards left and right and is growing - has a huge growing subscriber base out there big time.

We have 2,00 plus SeeBeyond customers here that we’re going to bring into the fold. And we’re approaching a half a million JES subscribers, which is quite aggressive growth rate from a standing start. And you know, I believe the pipeline continues to grow in that space here too.

So don’t confuse just sheer revenue. As (Jonathan) says, we’re providing some very, very different economics here in the middleware space that no one else can afford but is all upside and gravy for Sun. So stay tuned as we continue to redefine this first by driving the market and unit volume and then by monetizing it.

Tony Stackanotti:	Thank you.

Jeff Boldt:	Next question please.

Operator:	We will now take our final question from Mike Gillman with Forester Research.

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Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

Mike Gillman:	Hi guys. Congratulations on the deal. I’ve got a question for Jim. This is obviously a good fit technically because of your technology being built on J2EE but I think that begs the question what’s your strategy now going forward in relation to Microsoft? And then in particular, what opportunities might you see around future - around JBI perhaps being broadened to be a WSBI or WBI that would enable containers running on the Microsoft stack to participate in exchanges over your Enterprise Service Bus, etc.?

Jim Demetriades:	So this is Jim. Well, we’re excited about all this because basically it’s about interoperability and what better bender than Sun to provide this interoperability between all of these silos that we see out there. I mean that’s all - that’s the problem I’ve been solving for 15 years now is making IBM work with HP and Microsoft work with IBM and etc., etc.

And I think Sun has the - and this was a big part of my decision-making process as a major shareholder of this company and the inventor of this technology - and the best fit here is with Sun because they’ve got an open strategy, a flexible strategy, and the most comprehensive strategy.

And with the combination of CBONs technology, they plugged an important whole that now allows the entire marketplace to say, look, if you want a complete solution, the best technology in the world comes from Sun and it’s open, it’s portable, it’s scalable, and it’s flexible, and it works on Microsoft or it works on IBM if that’s what you choose. But if you want great price performance, you can also work with Sun.

And that’s, I think, the unique position, it is a very powerful position and it’s, I think, the compelling event, for me anyway, about why this technology - this transaction has happened and why it makes sense to our customers and our employees and shareholders.

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Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

Scott, did you have any other comments?

Scott McNealy:	Yeah, I would echo that and argue that this actually, as Greg Popinopolous and Bill Gates work on the interoperability between Java Web Services and Dot Net Web Services, this gives us a whole new team and a whole set of expertise and a whole set of technologies to facilitate that uniquely- advantaged interoperable position between Windows and Dot Net and Solaris and Java Web Services.

So, you know, I believe those conversations - we have nine more years in our unique interoperability framework with Microsoft - I think those conversations will be even more fruitful and at an even deeper and more certifiable kind of level, if you will, as we go forward with this technology. So I think that’s a good thing for the customer.

Mike Gillman:	Do you expect JBI to play a role or some version of it in the future in providing that kind of interoperability?

Scott McNealy:	Yeah…

Jeff Boldt:	Java business integration - or maybe Jonathan should answer that?

Jonathan Schwartz:	Well, obviously. He wouldn’t have been spending the past year working so hard to drive the standardization and really kind of formalizing that with a whole, you know, series of industry participants.

So, you know, what we think happened and, you know - and Johnny was on stage yesterday waving the spec around - you know, there are a variety of participants in the industry who really want to see this stay standardized, as

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Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

J2EE by the way, standardize a massive breadth of very complex, as Jim was talking about, silos of application development; it made it cheaper and more affordable and that’s in part what led to the wave of new applications that we saw.

So what’s happening now is people are turning their focus towards integrating systems together and syndicating them and composing new applications with them; you know, that right now is costing them a lot of money. I mean I had, you know - in fact, I got a very interesting e-mail yesterday from a customer saying, you know, thank you for solving the problem of, you know, delivering IBM platform software on Solaris, now the only remaining problem I have is I just need someone to help with this (SOA) method I have.

Well, we’re now very well positioned to go solve that in a standardized general-purpose way that the customer can rely upon for the next ten years.

Jim Demetriades:	That’s distinctly. I mean we like to do an integration for the same thing we do with J2EE then to app development, so again, the standardization is the key thing we have to level on the playing field but we can all actually add value above that spec component layer.

Mike Gillman:	Thanks.

Jeff Boldt:	Thank you for joining us today. We also invite you to listen to Scott’s key-note address at Java One this morning at 8:00 A.M. Pacific Time and the post key-note Q&A session beginning at 9:45 A.M. Pacific Time, with our accessible via our Website at sun.com/investors. In addition, Investor Relations personnel will be back in our offices shortly to respond to any further questions. You may contact Sun through our Investor Relations main number at 408-404-8427 or (CBON) Investor Relations at 415-874-3053.

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Moderator: Jeff Boldt

06-28-05/7:15 am CT

Confirmation #7453321

Operator:	This concludes today’s conference call. We appreciate your participation.

We’re providing an Encore Replay Service for this call. If you joined us late or wish to hear any part of the conference call again, you may call the Replay service at any time after 7:00 A.M. Pacific Time today to hear a recording of this conference call. The phone number for the Replay is 800-642-1687 or 706-645-9291 and you must enter the Conference Reservation ID 7453321 on your touchtone telephone.

Thanks again for taking time to join the Sun Microsystems call today. You may now disconnect.

Additional Information and Where to Find It

SeeBeyond has agreed to file a proxy statement in connection with the proposed acquisition. The proxy statement will be mailed to the stockholders of SeeBeyond. SeeBeyond’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and SeeBeyond. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov.

In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SeeBeyond by going to SeeBeyond’s Investor Relations page on its corporate website at www.seebeyond.com.

In addition, SeeBeyond and its officers and directors may be deemed to be participants in the solicitation of proxies from SeeBeyond’s stockholders with respect to the acquisition. A description of any interests that SeeBeyond’s officers and directors have in the acquisition will be available in the proxy statement. In addition, Sun may be deemed to be participating in the solicitation of proxies from SeeBeyond’s stockholders in favor of the approval of the acquisition. Information concerning Sun’s directors and executive officers is set forth in Sun’s proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on September 22, 2004, and annual report on Form 10-K filed with the SEC on September 13, 2004. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Sun’s Investor Relations page on its corporate website at www.sun.com.

END

Date:	June 28, 2005
To:	SeeBeyond Employees
From:	John Loiacono, Executive Vice President, Software Sun Microsystems

Dear SeeBeyond employees:

I am very pleased to announce that Sun Microsystems has signed an agreement to acquire SeeBeyond. Although I know that you have already heard this news from your leadership, I want to tell you how excited we are about this acquisition and the role SeeBeyond and its valuable employees can play in vaulting Sun into an industry leading position in the business systems integration and SOA space.

Sun has made significant changes in the past 24 months, putting increasing importance on its growing software portfolio and on providing broad-based solutions. Our value to customers is our ability to provide an integrated offering, from microprocessor to operating system to web services stack to global service and support. Combining this with the additional capabilities of SeeBeyond is a perfect fit.

We consider SeeBeyond critical to Sun’s ability to be competitive and to respond to the rapidly growing need for integration and SOA technologies and services. Our customers tell us they need tools that can deliver enterprise applications quickly and leverage existing investments in legacy systems. And they want a single vendor for business integration infrastructure based on Java Web Services standards. SeeBeyond’s SOA and composite application technology combined with Sun’s Java Enterprise System of suites will enable Sun to deliver powerful solutions to address these needs.

As you may know, Sun and SeeBeyond have successfully partnered on SOA architecture and vertical solutions for such key customers as the UK National Healthcare Service and Blue Cross Blue Shield of Massachusetts. While both Sun and SeeBeyond are known for visionary innovation, it’s also clear that the synergy between our companies’ products, technologies, value propositions and employees is staggering.

We’re anticipating that the acquisition will close in the early Fall. Until that time and because this transaction is subject to regulatory approvals as well as other closing conditions, our communication with you must be limited. If you do have questions, please let your management know.

Once the acquisition has closed, we will be able to address questions as we dive into the integration process. I look forward to meeting many of you in person and welcoming you to the Sun team.

Sincerely,

John Loiacono

Executive Vice President, Software

Sun Microsystems, Inc.

Additional Information and Where to Find It

SeeBeyond has agreed to file a proxy statement in connection with the proposed acquisition. The proxy statement will be mailed to the stockholders of SeeBeyond. SeeBeyond’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and SeeBeyond. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov.

In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SeeBeyond by going to SeeBeyond’s Investor Relations page on its corporate website at www.seebeyond.com.

In addition, SeeBeyond and its officers and directors may be deemed to be participants in the solicitation of proxies from SeeBeyond’s stockholders with respect to the acquisition. A description of any interests that SeeBeyond’s officers and directors have in the acquisition will be available in the proxy statement. In addition, Sun may be deemed to be participating in the solicitation of proxies from SeeBeyond’s stockholders in favor of the approval of the acquisition. Information concerning Sun’s directors and executive officers is set forth in Sun’s proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on September 22, 2004, and annual report on Form 10-K filed with the SEC on September 13, 2004. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Sun’s Investor Relations page on its corporate website at www.sun.com.

Filed by Sun Microsystems, Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: SeeBeyond Technology Corporation

Commission File No.: 000-30207

The following message was posted by John Loiacono, EVP Sun Software, to Sun’s corporate website (located at www.sun.com) on June 28, 2005:

Tuesday June 28, 2005

JavaOne News – Sun’s Next Move in Software

History has a cadence. At one point, web servers were not just a product, but an industry. But they quickly became commonplace, and the industry found value in “upstack” technology around application servers. They spawned an entire industry, including the emergence of companies like JBoss and BEA. Many application servers have become readily available, and, like their web server predecessors, free and open source.

So our announcement yesterday to open source our implementation of our next generation application server (Java System Application Server 9) was the obvious next step. Why? Because giving access to technology, and the ability to shape that technology’s direction is an opportunity for the Java community to participate, vs. just witness the future. I firmly believe that open sourcing our application server will encourage developers across the Java ecosystem to contribute their insight, creativity and expertise. And here’s your invitation. The water’s warm, feel free to jump in. The url is: Glassfish. I can’t wait to see the results.

But wait, there’s more. Just as web servers gave way to application servers, app servers are now giving ground to the next level in the stack: service oriented architectures (SOAs), integration, composite applications, etc. That’s why some two years ago we initiated an effort to develop an open specification to provide a standard way to deliver business integration of Java (and non-Java) services. That spec is now published. Further, Sun has open sourced it’s implementation of this specification and made it freely available, also as open source. The goal: We want to do for integration what J2EE did for application development.

So by the end of the first day at JavaOne, most of the folks I spoke with understood the motivation for our app server and business integration open source moves. But the question remained: how will you fill the gap in what happens above the app server and monetize this opportunity? Good question. Answer: this morning, we announced that we intend to acquire SeeBeyond, one of the leading providers of business integration software solutions.

Today’s acquisition is critical to our Solaris and Java Enterprise System strategy. With SeeBeyond suite of 9 well-integrated products, we have an offering that positions us to monetize our investments in Java and Sun’s Java Enterprise System and propel us into a leadership position in the next big wave of IT spend. SeeBeyond fits architecturally and they share our vision for adhering to open standards. Their suite is already based on open specifications, including J2EE, JMS, SOAP, WSDL, XML and NetBeans.

Will history repeat itself? I think so. Just as the acquisition of Waveset catapulted Sun into a position as one of the leaders in the Identity Management market, I believe the acquisition of SeeBeyond will catapult us into the lead in Enterprise Platform Suites, SOA and composite application delivery. We intend to aggressively tackle this $5 Billion market with both guns-a-blazing.

It’s a beautiful day in the Java neighborhood.

Safe-Harbor

John Loiacono’s blog contains projections or other forward-looking statements regarding future products and services, opportunities, results or financial performance of Sun Microsystems, Inc., including statements regarding Sun’s intention to acquire SeeBeyond, that today’s acquisition is critical to our Solaris and Java Enterprise System strategy, that with SeeBeyond’s suite of 9 well-integrated products, we have an offering that positions us to monetize our investments in Java and Sun’s Java Enterprise System and propel us into a leadership position in the next big wave of IT spend; that SeeBeyond fits architecturally and they share our vision for adhering to open standards, Sun’s belief that the acquisition of SeeBeyond will catapult us into the lead in Enterprise Platform suites, SOA and composite application delivery and that we intend to aggressively tackle this $5 Billion market with guns-a-blazing. Such statements are just predictions and involve risks and uncertainties such that actual results and performance may differ materially. Factors that might cause such a difference include the risks associated with the failure to consummate the acquisition of SeeBeyond, the failure to successfully integrate SeeBeyond and its products into Sun and achieve expected results, failure to compete successfully in this highly competitive and rapidly changing marketplace, and the failure to retain key employees. These and other risks are detailed from time to time in Sun’s periodic reports that are filed with the Securities and Exchange Commission, including Sun’s annual report on Form 10-K for the fiscal year ended June 30, 2004 and its quarterly reports on Form 10-Q for the fiscal quarters ended September 26, 2004, December 26, 2004 and March 27, 2005.

Additional Information and Where to Find It

SeeBeyond has agreed to file a proxy statement in connection with the proposed acquisition. The proxy statement will be mailed to the stockholders of SeeBeyond. SeeBeyond’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and SeeBeyond. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SeeBeyond by going to SeeBeyond’s Investor Relations page on its corporate website at www.seebeyond.com.

In addition, SeeBeyond and its officers and directors may be deemed to be participants in the solicitation of proxies from SeeBeyond’s stockholders with respect to the acquisition. A description of any interests that SeeBeyond’s officers and directors have in the acquisition will be available in the proxy statement. In addition, Sun may be deemed to be participating in the solicitation of proxies from SeeBeyond’s stockholders in favor of the approval of the acquisition. Information concerning Sun’s directors and executive officers is set forth in Sun’s proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on September 22, 2004, and annual report on Form 10-K filed with the SEC on September 13, 2004. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Sun’s Investor Relations page on its corporate website at www.sun.com.